UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

Function(x) Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

902 Broadway, 11th Floor New York, New York 10010

(Address of principal executive offices)

Registrant’s telephone number, including area code:
(212) 231-0092

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Change in Registrant’s Independent Accountant

On Wednesday, June 21, 2017, Function(x) Inc. (the “Registrant”) received a letter from its independent registered public accountants, BDO USA, LLP (“BDO”), stating that such firm is resigning as the auditors and accountants for the Registrant, effective immediately (the “Resignation Letter”). Concurrently, on Wednesday, June 21, 2017, the Registrant also received a letter from BDO in accordance with Section 10A(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (the “10A Letter”).

BDO’s report on the financial statements for each of the fiscal years ended June 30, 2015 and June 30, 2016 did not contain an adverse opinion or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. BDO’s report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

In the 10A Letter, BDO advised that on May 12, 2017 through a phone conversation, the Registrant’s Chief Financial Officer (the “CFO”) and its In House General Counsel had made BDO aware of information indicating that an “illegal act”, as that term is defined in Section 10A of the Exchange Act, may have occurred. BDO stated that information provided to it at the time of the phone conversation on May 12, 2017 included insufficiently authorized cash disbursements from a Registrant bank account, unexplained deposits into the same Registrant bank account, and possible repayment to the Registrant’s Chairman of the Board, Chief Executive Officer and controlling shareholder (the “CEO”) in excess of the amount owed to him under his line of credit to the Registrant (the “LOC”). BDO further stated that during a subsequent conversation with the CFO, In House General Counsel and the Registrant’s Audit Committee (the “AC”), it was noticed that the possible repayment to the CEO in excess of the amount owed to him by the Registrant under his LOC was done without proper approval from the Board and that the cash activity in question also related to the Registrant’s Series G Preferred Stock private placement offering (the “Series G Offering”).

At BDO’s request, the Registrant and AC engaged an independent law firm (referred to herein, together with the forensic consultant hired by the law firm, as “Independent Counsel”) to perform an investigation into the matters stated above (“Independent Investigation”). Independent Counsel has provided the AC and BDO with a summary of the investigation and their findings. Independent Counsel’s findings included that there were likely illegal acts, as defined in Section 10A of the Exchange Act, committed by the CEO and the Registrant relating to the Series G Offering, including false and misleading statements in connection with the Series G Offering. The CEO disputes the findings of the Independent Investigation, and denies that any willful illegal acts occurred. The CEO has advised the Company that (a) the foregoing overpayment occurred because the CEO was misinformed as to the amounts outstanding on loans the CEO had made to the Company, and (b) the overpayment was corrected and the funds were promptly returned to the Company on May 18, 2017. The CEO has informed the Company that the CEO vehemently disagrees with many of the allegations of the report of the Independent Investigation, and will respond to such allegations in due course.

BDO advised the Registrant, in the 10A Letter, that the findings of the Independent Investigation materially impact the financial statements to be issued covering the fiscal period ended March 31, 2017 in the following ways: 1) certain disclosures are required to be added and improved with respect to the transactions between the Registrant and the CEO, the Independent Investigation and the identification of the likely illegal acts; 2) there is a lack of disclosure of material weaknesses and other matters noted within the Resignation Letter; and 3) there may be a material direct impact to the financial statements to be issued covering the fiscal period ended March 31, 2017 and the related disclosures as a result of a $500,000 cash withdrawal executed by the CEO in March 2017, which has not yet been fully investigated by the AC. In the Resignation Letter, BDO communicated to the AC that the findings of the Independent Investigation result in a tone at the top that is not appropriate and does not adequately mitigate risks of the Company for an effective control environment. In addition, the Resignation Letter states that there are material weaknesses regarding cash transactions, related party transactions, and lack of appropriate disclosures, including disclosures relating to financial reporting regarding the Series G Offering. Please see further detail below regarding the additional material weaknesses noted.

BDO further advised the Registrant, in the 10A Letter, that BDO does not believe that there is a possible effect from the illegal acts on the Registrant’s annual financial statements on Form 10-K for the year ended June 30, 2016, or on the Company’s quarterly financial statements on Form 10-Q for the periods ended September 30, 2016 and December 31, 2016.

BDO advised the Registrant, in the 10A Letter, that BDO is unwilling to be associated with the consolidated financial statements as currently drafted by management for the quarterly reporting period as of and for the period ended March 31, 2017. The AC has provided BDO with its planned remedial actions, and per the 10A Letter received from BDO, the Registrant was notified by BDO that they have concluded that the planned remedial actions are not appropriate. The Registrant continues to conduct an investigation into the matters identified in its investigation and is continuing to analyze these events to determine what remedial action is required and appropriate.

The Registrant is currently in the process of seeking to engage a new accounting firm to perform those duties in which BDO was previously engaged to perform, including the auditing of the Registrant’s financial statements. Once the Registrant has retained a new accounting firm, the Registrant will permit BDO to respond fully to the inquiries of the successor auditors concerning the subject matter of BDO’s Resignation Letter and 10A Letter and any disagreements.

As a result of the 10A Letter submitted by BDO, on June 22, 2017, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a notice pursuant to Section 10A of the Exchange Act (the “Notice”). In the Notice, the Registrant notified the SEC of the Letter received from BDO and informed the SEC that it was continuing its investigation of the matter.

During the Registrant’s fiscal years ended June 30, 2015 and June 30, 2016, and the subsequent interim period through June 21, 2017, (i) except for the matters described above, the Registrant had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure that, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter thereof in connection with its reports on the financial statements for such periods, and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses reported in the Registrant’s Annual Report on Form 10-K for the years ended June 30, 2016 and 2015 and Quarterly Report on Form 10-Q for the periods ended December 31, 2016 and September 30, 2016 and additional material weaknesses identified in connection with the Independent Investigation.

As a result of the Independent Investigation, the following material weaknesses were identified:

Entity Level Controls:

BDO noted that the Registrant’s entity level controls, including senior management’s leadership and operating style and the Board of Directors oversight, did not result in an open flow of information and communication and do not support an environment where accountability is valued.

Tone at the Top:

It was noted by Independent Counsel that the CEO was not fully cooperative during the Independent Investigation and attempted to obstruct the Independent Investigation. In addition, it was noted that along with the CEO’s false and misleading representations to the investors in the Series G Offering, it appeared that the CEO and others administered the Series G Offering without input from the Registrant’s finance department. Various misrepresentations were noted by Independent Counsel as being made to the Series G investors resulting in securities laws possibly being violated. These matters do not set an appropriate tone at the top and do not adequately mitigate risks of the Company for an effective control environment.

Cash Transactions:

The Registrant has not designed and implemented, from an operational standpoint, appropriate controls that operate effectively to provide reasonable assurance that cash disbursements are adequately analyzed, reviewed and approved prior to being released from the Registrant’s cash accounts.

Funds were released from a Registrant bank account into an account held by the CEO at the same financial institution, which were in excess of a threshold that would have required two approvals prior to execution. Such amounts totaled $6,100,000. Such approvals were not obtained prior to release of the funds and because of the fact that both the Registrant’s cash account and the CEO’s cash account are with the same financial institution and are linked together, operationally the bank did not require two signatures as per the Registrant’s cash disbursement policies.

In addition, it was noted that in March 2017 there had been a $500,000 cash withdrawal executed by the CEO from the Registrant’s bank account to his personal bank account at first with no explanation. A subsequent explanation was provided via email but no supporting documentation was provided to the CFO. Due to the fact that the CFO was never provided with supporting documentation regarding this transaction, BDO believes that this transaction needs to be investigated further by the AC to determine the appropriateness of the transaction.

The Registrant lacks adequate preventive controls over cash disbursements and controls in place and documented as policy were not designed properly. The Registrant’s written policies and procedures with regard to cash transactions were not followed, and are indicative of a material weakness related to controls surrounding cash transactions.

Related Party Transactions:

The Registrant has not designed and implemented appropriate controls to provide reasonable assurance that related party transactions are reviewed and approved prior to execution of the transactions, and that they are properly disclosed in periodic Registrant filings.

Related party transactions with the CEO, including debt related transactions, require approval from the Board of Directors.

During the course of the Independent Investigation it was noted that the cash withdrawals that took place as described above were used to repay the CEO for amounts due from the Registrant under his LOC to the Registrant. Such transactions would have required approval from the Board of Directors in connection with the Registrant’s policies and procedures for related party transactions. Approval from the Board of Directors was not obtained prior to the execution of the cash withdrawals, and thus controls over related party transactions were not adhered to.

In addition, it is noted that the Registrant would have been in a cash overdraft position as of the quarter ended March 31, 2017 if it were not for an additional borrowing of $250,000 from the CEO under his LOC. Documentation reviewed by those conducting the Independent Investigation noted that the Registrant was instructed by the CEO to repay the $250,000 the day after the quarter ended March 31, 2017. This transaction and the subsequent repayment was not disclosed in the draft 10Q (the last draft 10Q reviewed by BDO received on May 12, 2017, as marked version 12) as a related party transaction.

The Registrant’s policies and procedures with regard to related party transactions, including execution of such transactions and disclosures, were not followed and were not designed properly.

Financial Reporting:

During the course of the Independent Investigation it was noted that there were statements made by the Registrant in 8K filings dated May 8, 2017 that included false and misleading statements with regard to the Series G Offering. Those filings reported an overstated amount of funds raised, failed to accurately disclose the use of proceeds, and inaccurately described the transactions related to the investment made by the CEO in the Series G Offering.

The Registrant’s controls related to the review of documents and disclosures prior to filing to ensure appropriate and accurate communications to the public were not effective and are indicative of a material weakness related to controls surrounding the Registrant’s financial reporting.

A copy of this Form 8-K has been provided to BDO prior to the filing thereof, requesting that BDO furnish the Registrant with a letter addressed to the SEC stating whether it agrees or disagrees with the statements made by the Registrant in this Form 8-K, and to provide such letter as promptly as possible in order for the Registrant to file the letter with the SEC within ten (10) business days after the filing of this Form 8-K. Such letter has been received from BDO and is included with this Form 8-K filing.

Item 9.01 Financial Statements and Exhibits

Exhibit 4.01 BDO Letter dated June 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Function(x) Inc.

By:	/s/ Mitchell J. Nelson
Executive Vice President and
Secretary

Date: June 27, 2017